UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2018

Astro Aerospace Ltd.

(Exact name of registrant as specified in its charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 W Main Street

Lewisville, TX 75057

 (Address of Principal Executive Offices)

972-221-1199

Registrant ’ s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Directors

On April 30, 2018, Paul F. Beard was elected as a director of the registrant.  There are no arrangements or understandings between Mr. Beard and any other person pursuant to which he was selected as a director.  There are no committees to which Mr. Beard is expected to be named.  There have been no transactions between Mr. Beard and any related party.  There are no material plans, contracts or arrangements to which Mr. Beard is a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Astro Aerospace Ltd.

By:       /s/ Bruce Bent

Bruce Bent

Chief Executive Officer

Dated:  September 27, 2018